Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2012 THIRD QUARTER FINANCIAL RESULTS

AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (October 19, 2012) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, today announced earnings of $1.3 million, or $0.37 per diluted share, for the quarter ended September 30, 2012. This is an 8.6% increase from the $1.1 million in earnings, or $0.34 per diluted share, for the same period in 2011.

Selected Financial Highlights:

	2012		2011
Three months ended:	Q3	Q2	Q3
Net income (000’s)	$1,253	$2,002	$1,139
Diluted EPS	$0.37	$0.60	$0.34
Net Interest Margin	4.40%	4.60%	4.34%
Total equity to assets	10.94%	10.83%	10.14%
Allowance for loan losses to total loans	1.86%	2.01%	1.94%
Provision for loan losses (000’s)	$1,050	$300	$1,050

John R. Milleson, President and CEO, stated “Our near record second quarter net income of $2.0 million was followed by third quarter net income of $1.3 million. The third quarter was negatively impacted as the Bank continues to face asset quality challenges. However, we are committed to addressing them quickly and conservatively and have recorded needed loan loss provisions. We remain vigilant yet hopeful that the Company is on pace for a record year. Additionally, the Company is pleased to announce a $0.01 increase in our quarterly dividend, raising it to $0.19 per common share. We are proud to be one of the few financial institutions in the country to increase its dividend for 26 consecutive years.”

Income Statement Review

Net income for the quarter ended September 30, 2012 decreased 37.4% to $1.3 million when compared to the $2.0 million for the quarter ended June 30, 2012. Increased provision for loan losses contributed to the decline in net income. Additional details regarding the increased provision are discussed below. Net income increased 8.6% for the quarter ended September 30, 2012 when compared to the $1.1 million for the quarter ended September 30, 2011.

Net interest income for the quarter ended September 30, 2012 decreased 2.7% to $5.8 million when compared to the $5.9 million for the quarter ended September 30, 2012. Net interest income was $5.7 million for the quarter ended September 30, 2011.

Total loan interest income was $5.6 million for the quarter ended September 30, 2012 and $5.7 million for the quarter ended June 30, 2012. Average loans for the quarter ended September 30, 2012 were $428.2 million compared to $421.2 million for the quarter ended June 30, 2012. Total average accruing loans were $425.2 million for the three months ended September 30, 2012 and $419.3 million for the quarter ended June 30, 2012. For the third quarter of 2011, total average loans were $402.9 million and average accruing loans were $399.2 million. The tax equivalent yield on average loans for the quarter ended September 30, 2012 was 5.26%, down 25 basis points from 5.51% for the quarter ended June 30, 2012. The reversal of interest income for the loans placed on nonaccrual status during the quarter was the driver of this decrease. Interest income from the investment portfolio was $948,000 for the quarter ended September 30, 2012 and $1.0 million for the quarter ended June 30, 2012. Average investments were $105.8 million for the quarter ended September 30, 2012 and $111.4 million for the quarter ended June 30, 2012. Interest income from the investment portfolio was $1.1 million for the quarter ended September 30, 2011.

Total interest expense was $820,000 for the three months ended September 30, 2012 and $838,000 for the same period ended June 30, 2012. The average cost of interest bearing liabilities decreased two basis points when comparing the quarter ended September 30, 2012 to the quarter ended June 30, 2012. The average balance of interest bearing liabilities decreased $902,000 from the quarter ended June 30, 2012. The net interest margin was 4.40% for the quarter ended September 30, 2012 and 4.60% for the quarter ended June 30, 2012. For the quarter ended September 30, 2011, total interest expense was $1.2 million and the net interest margin was 4.34%. An increase in nonaccrual loans as well as continued declines in asset yields has negatively impacted the Company’s net interest margin for the quarter ended September 30, 2012.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Non-interest income was $1.6 million for the quarters ended September 30 and June 30, 2012. Primarily as a result of certain one-time fees during the quarter ended June 30, 2012, income from fiduciary activities decreased $76,000 or 27.1% for the quarter ended September 30, 2012 when compared to the prior quarter. Both income from service charges on deposit accounts and other service charges and fees reflected moderate increases for the third quarter when compared to the second quarter. These increases resulted primarily from increases in deposit overdraft fees, service release premiums and safe deposit box fees. Noninterest income for the three months ended September 30, 2011 was $1.5 million.

Noninterest expense was $4.6 million for the quarter ended September 30, 2012. This represents an increase of $197,000 or 4.5% from $4.4 million for the quarter ended June 30, 2012. The majority of this increase resulted from a one-time decrease in the Company’s FDIC assessment expense recorded in the second quarter. Specifically, the Company determined in the second quarter that the balance of the Company’s prepaid FDIC insurance was too low and as a result made a $199,000 adjustment to increase the prepaid balance and decrease the corresponding expense in the quarter ended June 30, 2012.

No gains or losses on the sales of other real estate were realized during the quarter ended September 30, 2012. Net gains of $4,000 were recognized on the sales of other real estate owned for the quarter ended June 30, 2012 and net losses of $78,000 were realized on the sales of other real estate owned for the three months ended September 30, 2011. The Company continues to diligently manage and monitor its other operating expenses Total noninterest expense for the quarter ended September 30, 2011 was $4.6 million.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets increased from $4.0 million or 0.71% of total assets at June 30, 2012 to $7.5 million or 1.30% of total assets at September 30, 2012. This increase resulted mostly from the increase in non-accrual loans. During the third quarter of 2012, the Bank placed 11 loans totaling $3.7 million on non-accrual status. The majority of the non-accrual loans are secured by real estate. Management regularly evaluates the financial condition of borrowers with loans on non-accrual status and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these non-accrual loans. One real estate asset had been foreclosed upon during the third quarter of 2012 while none were sold during that same period. Loans greater than 90 days past due and still accruing decreased from $163,000 at June 30, 2012 to $10,000 at September 30, 2012. Nonperforming assets were $6.3 million or 1.10% of total assets at September 30, 2011.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At September 30, 2012, the Company had 24 troubled debt restructurings totaling $8.4 million. All but three of the loans are performing loans.

The Company realized $1.7 million in net charge-offs for the quarter ended September 30, 2012 versus $559,000 for the three months ended June 30, 2012. The increase in net charge offs result mostly from the adjustment of two impaired loans to their fair values during the quarter. Each loan is collateralized by real estate and the collateral for one of the loans has since gone to foreclosure and was purchased by the Bank. The Company’s troubled credit group continues to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Net charge-offs for the quarter ended September 30, 2011 were $993,000.

Provisions for loan losses were $1.0 million for the three months ended September 30, 2012 and $300,000 for the quarter ended June 30, 2012. The provisions for loan losses for the quarter ended September 30, 2011 were $1.0 million. The allowance for loan losses was $8.0 million, or 1.86% of total outstanding loans, at September 30, 2012. At June 30, 2012 and September 30, 2011, the allowance for loan losses was $8.6 million and $7.9 million, respectively. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The Company is committed to maintaining an allowance at a level that adequately reflects the risk inherent in the loan portfolio.

Total Consolidated Assets

Total consolidated assets of the Company at September 30, 2012 were $574.2 million, which represented an increase of $5.2 million or 0.9% from total assets of $568.9 million at June 30, 2012. This increase was driven by the increase in cash balances which was fueled by the quarter’s deposit growth. At September 30, 2011, total consolidated assets were $571.3 million. Total loans remained relatively flat from $419.9 million at June 30, 2012. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio. Total loans were $398.6 million at September 30, 2011.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $3.1 million to $457.2 million at September 30, 2012 from $454.1 million at June 30, 2012. At September 30, 2011, total deposits were $450.0 million. The Company held $9.9 million in brokered deposits at September 30, 2012 and June 30, 2012. At September 30, 2011 brokered deposits were $18.9 million.

Fed funds purchased and securities sold under agreement to repurchase were $10.0 million at September 30, 2012 and June 30, 2012. Fed funds purchased and securities sold under agreement to repurchase were $10.0 million at September 30, 2011. Borrowings with the Federal Home Loan Bank of Atlanta were unchanged from June 30, 2012 at $32.3 million at September 30, 2012. Borrowings with the Federal home Loan Bank of Atlanta were $42.3 million at September 30, 2011.

Equity

Shareholders’ equity at September 30, 2012 was $62.8 million, reflecting an increase of $1.2 million from $61.6 million at June 30, 2012. At September 30, 2011 shareholders’ equity was $57.9 million. The book value of the Company at September 30, 2012 was $18.78 per common share. Total common shares outstanding were 3,344,737 at September 30, 2012. On October 17, 2012, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of November 2, 2012 and payable on November 16, 2012.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	3Q12	2Q12	1Q12	4Q11	3Q11

Net Income (dollars in thousands)	$1,253	$2,002	$1,714	$693	$1,139
Earnings per share, basic	$0.38	$0.60	$0.52	$0.21	$0.34
Earnings per share, diluted	$0.37	$0.60	$0.25	$0.21	$0.34

Return on average total assets	0.88%	1.43%	1.23%	0.48%	0.78%
Return on average total equity	8.01%	13.29%	11.74%	4.76%	7.91%
Dividend payout ratio	47.37%	30.00%	34.62%	85.71%	52.94%
Fee revenue as a percent of total revenue	20.40%	20.26%	19.18%	18.53%	20.43%

Net interest margin(1)	4.40%	4.60%	4.56%	4.47%	4.34%
Yield on average earning assets	5.01%	5.23%	5.25%	5.28%	5.21%
Yield on average interest-bearing liabilities	0.85%	0.87%	0.94%	1.07%	1.15%
Net interest spread	4.16%	4.36%	4.31%	4.21%	4.06%
Tax equivalent adjustment to net interest income (dollars in thousands)	$200	$207	$212	$214	$214

Non-interest income to average assets	1.09%	1.12%	1.06%	0.88%	0.96%
Non-interest expense to average assets	3.20%	3.12%	3.31%	3.73%	3.13%

Efficiency ratio(2)	61.36%	56.96%	61.43%	72.60%	61.33%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are nontaxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of nontaxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	3Q12	2Q12	1Q12	4Q11	3Q11
BALANCE SHEET RATIOS
Loans to deposits	93.51%	94.36%	92.92%	91.52%	90.34%
Average interest-earning assets to average-interest bearing liabilities	139.84%	138.63%	136.42%	132.72%	132.26%
PER SHARE DATA
Dividends	$0.18	$0.18	$0.18	$0.18	$0.18
Book value	$18.78	$18.47	$18.05	$17.67	$17.61
Tangible book value	$18.78	$18.47	$18.05	$17.67	$17.61
SHARE PRICE DATA
Closing price	$21.50	$20.10	$20.75	$16.81	$16.10
Diluted earnings multiple(1)	14.53	8.38	9.98	20.01	11.84
Book value multiple(2)	1.15	1.09	1.15	0.95	0.91
COMMON STOCK DATA
Outstanding shares at end of period	3,344,737	3,337,251	3,320,600	3,300,692	3,306,853
Weighted average shares outstanding	3,341,050	3,326,999	3,316,005	3,305,189	3,302,082
Weighted average shares outstanding, diluted	3,352,337	3,337,114	3,321,687	3,312,290	3,311,472
CAPITAL RATIOS
Total equity to total assets	10.94%	10.83%	10.64%	10.23%	10.14%
CREDIT QUALITY
Net charge-offs to average loans	0.40%	0.13%	0.04%	0.01%	0.25%
Total non-performing loans to total loans	1.19%	0.43%	0.59%	0.62%	0.69%
Total non-performing assets to total assets	1.30%	0.71%	0.94%	0.87%	1.10%
Non-accrual loans to:
total loans	1.19%	0.39%	0.48%	0.60%	0.65%
total assets	0.89%	0.03%	0.36%	0.43%	0.46%
Allowance for loan losses to:
total loans	1.86%	2.01%	2.13%	2.13%	1.94%
non-performing assets	106.64%	213.78%	168.99%	176.06%	125.47%
non-accrual loans	156.37%	509.93%	445.46%	357.00%	299.47%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$10	$163	$449	$94	$165
Non-accrual loans	5,091	1,692	1,995	2,449	2,635
Other real estate owned and repossessed assets	2,364	2,181	2,815	2,423	3,489
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$1,801	$609	$237	$327	$1,110
(Recoveries)	(84)	(50)	(81)	(279)	(117)
Net charge-offs (recoveries)	1,717	559	156	48	993
PROVISION FOR LOAN LOSSES (dollars in thousands)	$1,050	$300	$300	$900	$1,050
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$8,628	$8,887	$8,743	$7,891	$7,834
Provision	1,050	300	300	900	1,050
Net charge-offs (recoveries)	1,717	559	156	48	993
Balance at the end of period	$7,961	$8,628	$8,887	$8,743	$7,891

(1)	The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 9/30/2012	Unaudited 6/30/2012	Unaudited 3/31/2012	Audited 12/31/2011	Unaudited 9/30/2011

Assets
Cash and due from banks	$21,812	$12,996	$11,218	$21,941	$18,839
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	103,963	107,283	110,157	117,654	123,699
Loans, net of allowance for loan losses	419,538	419,877	407,535	401,681	398,649
Bank premises and equipment, net	16,420	16,370	16,316	15,200	15,728
Other assets	12,419	12,391	14,949	11,546	14,421

Total assets	$574,152	$568,917	$560,175	$568,022	$571,336

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$122,093	$115,478	$112,735	$107,237	$104,153
Savings and interest bearing demand deposits	219,984	220,993	211,494	210,158	194,035
Time deposits	115,101	117,646	123,930	131,070	151,819

Total deposits	$457,178	$454,117	$448,159	$448,465	$450,007
Federal funds purchased and securities sold under agreements to repurchase	10,000	10,000	10,000	10,000	10,000
Federal Home Loan Bank advances	32,250	32,250	32,250	42,250	42,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	4,709	3,694	2,958	2,000	3,939
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$511,354	$507,278	$500,584	$509,932	$513,413

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,312	8,293	8,253	8,217	8,224
Surplus	10,218	9,998	9,733	9,568	9,628
Retained earnings	40,548	39,896	38,492	37,374	37,276
Accumulated other comprehensive income	3,720	3,452	3,113	2,931	2,795

Total shareholders’ equity	$62,798	$61,639	$59,591	$58,090	$57,923

Total liabilities and shareholders’ equity	$574,152	$568,917	$560,175	$568,022	$571,336

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011

Interest and Dividend Income
Interest and fees on loans	$5,634	$5,748	$5,675	$5,837	$5,750
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	524	554	598	640	603
Interest income exempt from federal income taxes	337	351	360	367	367
Dividends	87	107	103	99	189
Interest on deposits in banks	4	2	3	6	11

Total interest and dividend income	$6,586	$6,762	$6,739	$6,949	$6,920

Interest Expense
Interest on deposits	$377	$397	$444	$548	$595
Interest on federal funds purchased and securities sold under agreements to repurchase	90	89	91	89	93
Interest on Federal Home Loan Bank advances	273	273	298	374	420
Interest on trust preferred capital notes	80	79	79	80	80

Total interest expense	$820	$838	$912	$1,091	$1,188

Net interest income	$5,766	$5,924	$5,827	$5,858	$5,732
Provision For Loan Losses	1,050	300	300	900	1,050

Net interest income after provision for loan losses	$4,716	$5,624	$5,527	$4,958	$4,682

Noninterest Income
Income from fiduciary activities	$205	$281	$240	$209	$189
Service charges on deposit accounts	390	370	352	395	406
Other service charges and fees	898	868	810	717	861
Gain on the sale of bank premises and equipment	—	—	—	77	—
Gain (Loss) on sales of AFS securities	1	14	—	(88)	(8)
Other operating income	59	40	68	39	24

Total noninterest income	$1,553	$1,573	$1,470	$1,349	$1,472

Noninterest Expenses
Salaries and employee benefits	$2,651	$2,671	$2,613	$3,021	$2,688
Occupancy expenses	279	287	292	278	286
Equipment expenses	162	176	164	169	164
Advertising and marketing expenses	132	100	115	92	157
Stationery and supplies	91	69	71	71	53
ATM network fees	139	135	122	169	131
FDIC assessment	96	(77)	183	166	170
(Gain) loss on the sale of other real estate owned	—	(4)	(11)	122	78
Other operating expenses	1,027	1,023	1,053	1,413	918

Total noninterest expenses	$4,577	$4,380	$4,602	$5,501	$4,645

Income before income taxes	$1,692	$2,817	$2,395	$806	$1,509
Income Tax Expense	439	815	681	113	370

Net income	$1,253	$2,002	$1,714	$693	$1,139

Earnings Per Share
Net income per common share, basic	$0.38	$0.60	$0.52	$0.21	$0.34

Net income per common share, diluted	$0.37	$0.60	$0.52	$0.21	$0.34

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	September 30, 2012			June 30, 2012			September 30, 2011
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$67,170	$2,431	3.62%	$71,755	$2,658	3.70%	$82,404	$3,142	3.81%
Tax-Exempt (1)	38,655	2,035	5.26%	39,638	2,136	5.39%	40,608	2,206	5.43%

Total Securities	$105,825	$4,466	4.22%	$111,393	$4,794	4.30%	$123,011	$5,348	4.35%
Loans:
Taxable	$420,495	$22,214	5.28%	$414,499	$22,916	5.53%	$394,869	$22,616	5.73%
Nonaccrual	2,943	—	0.00%	1,962	—	0.00%	3,709	—	0.00%
Tax-Exempt (1)	4,747	302	6.37%	4,777	307	6.42%	4,297	296	6.89%

Total Loans	$428,185	$22,516	5.26%	$421,238	$23,223	5.51%	$402,875	$22,912	5.69%
Federal funds sold	—	—	0.00%	145	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	7,815	16	0.20%	4,652	9	0.20%	21,204	44	0.21%

Total earning assets	$538,882	$26,997	5.01%	$535,466	$28,027	5.23%	$543,381	$28,304	5.21%
Allowance for loan losses	(8,395)			(8,893)			(7,609)
Total non-earning assets	35,570			37,390			42,551

Total assets	$569,000			$563,963			$578,323

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$81,272	$138	0.17%	$78,555	$132	0.17%	$71,334	$141	0.20%
Money market accounts	84,304	198	0.24%	84,224	204	0.24%	77,176	309	0.40%
Savings accounts	53,796	32	0.06%	52,854	37	0.07%	46,211	54	0.12%
Time deposits:
$100,000 and more	46,015	349	0.76%	72,740	385	0.53%	63,169	622	0.98%
Less than $100,000	70,488	784	1.11%	48,326	836	1.73%	87,477	1,234	1.41%

Total interest-bearing deposits	$335,875	$1,502	0.45%	$336,699	1,593	0.47%	$345,367	$2,360	0.68%
Federal funds purchased and securities sold under agreements to repurchase	10,008	356	3.56%	10,086	360	3.57%	11,655	371	3.18%
Federal Home Loan Bank advances	32,250	1,085	3.37%	32,250	1,097	3.40%	46,598	1,665	3.57%
Trust preferred capital notes	7,217	318	4.41%	7,217	318	4.41%	7,217	317	4.39%

Total interest-bearing liabilities	$385,350	$3,262	0.85%	$386,252	3,369	0.87%	$410,837	$4,713	1.15%

Noninterest-bearing liabilities:
Demand deposits	117,144			114,206			107,041
Other Liabilities	4,267			2,914			3,313

Total liabilities	$506,761			$503,372			$521,191
Shareholders’ equity	62,239			60,591			57,132

Total liabilities and shareholders’ equity	$569,000			$563,963			$578,323

Net interest income		$23,736			$24,657			$23,591

Net interest spread			4.16%			4.36%			4.06%
Interest expense as a percent of average earning assets			0.61%			0.63%			0.87%
Net interest margin			4.40%			4.60%			4.34%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011

GAAP Financial Measurements:
Interest Income - Loans	$5,634	$5,748	$5,675	$5,837	$5,750
Interest Income - Securities and Other Interest-Earnings Assets	952	1,014	1,064	1,112	1,170
Interest Expense - Deposits	377	396	444	548	595
Interest Expense - Other Borrowings	443	442	468	544	593

Total Net Interest Income	$5,766	$5,924	$5,827	$5,857	$5,732

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$26	$26	$26	$25	$25
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	174	181	186	189	189

Total Tax Benefit on Tax-Exempt Interest Income	$200	$207	$212	$214	$214

Tax-Equivalent Net Interest Income	$5,966	$6,131	$6,039	$6,071	$5,946